UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700

New York, NY 10153

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 12, 2019, Voltari Corporation, a Delaware corporation (the “Company” or “Voltari”), held a special meeting of its common stockholders (the “Special Meeting”) to vote on the adoption of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Voltari Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and Starfire Holding Corporation, a Delaware corporation (“Parent”), in accordance with the terms and subject to the conditions of which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2019 and incorporated herein by reference.

The approval of the Merger Agreement requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of common stock entitled to vote on the adoption of the Merger Agreement (the “Stockholder Vote”) and (ii) the holders of a majority of the outstanding shares of common stock entitled to vote on the adoption of the Merger Agreement that are not beneficially owned by Parent, Merger Sub or their affiliates (the “Unaffiliated Stockholder Vote”). Although the Stockholder Vote has been satisfied, the Unaffiliated Stockholder Vote had not been satisfied at the time of the September 12th Special Meeting. Accordingly, a proposal was submitted to the Company’s common stockholders to adjourn the Special Meeting before taking a vote on the Merger Agreement. The adjournment proposal is described in more detail in the Company’s Definitive Proxy Statement dated July 10, 2019, filed with the SEC on July 10, 2019.

The approval of the adjournment proposal required the affirmative vote of a majority of the votes cast on the matter. The final voting results with respect to the adjournment proposal are below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,595,586	146,449	29,151	N/A

The Company’s common stockholders adopted the adjournment proposal. Accordingly, the Special Meeting was adjourned to 10:00 A.M., local time, on Tuesday, September 24, 2019, at the offices of Brown Rudnick LLP, 7 Times Square, New York, NY 10036. The Company’s common stockholders of record as of the close of business on July 10, 2019 will continue to be entitled to vote at the adjourned Special Meeting on September 24, 2019.

Item 8.01. Other Events.

On September 12, 2019, the Company issued a press release regarding the adjournment of the Special Meeting. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Merger, the Company has filed with the SEC and mailed to its stockholders a proxy statement and other relevant materials. The proxy statement contains important information about the Company, the acquiring parties and certain of their affiliates, the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by directing a written request to the Company at 767 Fifth Avenue, Suite 4700, New York, NY 10153, or by telephone at (212) 388-5500. In addition, investors and security holders may obtain free copies of the documents filed with the SEC on the Company’s website at www.voltari.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests, by security holdings or otherwise, in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger by reading the proxy statement and the other relevant materials filed with the SEC by the Company. Information about the Company’s directors and executive officers may also be found in the Company’s most recent annual report on Form 10-K/A, filed with the SEC on April 29, 2019. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to the Company as provided above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 12, 2019, issued by Voltari Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: September 12, 2019	By:	/s/ Kenneth Goldmann
Name: Kenneth Goldmann
Title: Principal Executive Officer